UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 30, 2019

SALON MEDIA GROUP, INC.

(Exact name of registrant as specified in charter)

Delaware	0-26395	94-3228750
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

870 Market Street San Francisco, CA (Address of principal executive offices)		94102 (Zip Code)

Registrant’s telephone number, including area code: (415) 870-7566

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:  None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Section 1 – Registrant’s Business and Operations

Item 2.01	Completion of Acquisition or Disposition of Assets

On August 30, 2019 (the “Closing Date”), we completed our asset sale with Salon.com, LLC (“Buyer”) whereby we sold substantially all of our assets (the "Asset Sale"), including all pertinent intellectual property rights comprising our business of owning, operating and publishing the website known as Salon.com, (the “Business”), but excluding our cash, cash equivalents and marketable securities and certain contracts and right related to those contracts and tax refunds and insurance policies and rights related to excluded assets, to the Buyer for an aggregate Purchase Price of $5 million payable plus the amount of the Earn-Out Payment (as described below) and the assumption of certain assumed liabilities, all pursuant to the terms of an Asset Purchase Agreement dated March 6, 2019 us, as Seller and Buyer (the “Asset Purchase Agreement’). The purchase price was payable in cash as follows: (i) $650,000 in cash on the Closing Date; (iii) $500,000 of which was credited against the purchase price and was previously paid to the Company as a deposit concurrent with execution of the term sheet for the Asset Purchase Agreement (the "Deposit") and (iv) $3,850,000 via issuance of a 10% secured promissory note on the Closing Date issued by Buyer, which note will be paid in 2 equal installments on the 12 month and 24 month anniversary of the Closing Date. This note is secured by all of the assets being sold to Buyer under the Asset Purchase Agreement. The purchase price payable is subject to a working capital adjustment. If the closing working capital is less than the target working capital ($0), then we will be required to pay the difference to Buyer (which amount will initially be satisfied from the amount deposited with the escrow agent). If the closing working capital is greater than the working capital target, then Buyer will pay this amount to the Company, In addition the Asset Purchase Agreement contains an earn-out payment provision under which the Buyer will be required to pay the Company up to $500,000 in the event that the net revenue of the Company during 2019 exceeds the net revenue target ($4,200,000) then Buyer shall pay the Company the amount by which the target is exceeded, up to a cap of $500,000.

Item 9.01.	Financial Statements and Exhibits

(b) Pro Forma Financial Information. There are included in this Current Report the unaudited pro form condensed combined financial statements in Exhibit 99.1.

(d) Exhibits

Exhibit	Description

2.1	Asset Purchase Agreement, filed as an exhibit to the Company’s Current Report on Form 8-K filed on May 8, 2019 and incorporated herein by reference.
99.1	Unaudited Pro Forma Condensed Combined Financial Statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SALON MEDIA GROUP, INC.

By:      /s/ Richard MacWilliams

Name:      Richard MacWilliams

Title:      Acting Chief Executive Officer

Dated: September 5, 2019